UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 15, 2013

FORTUNE INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

INDIANA
(State of incorporation or organization)

001-32543
(Commission file number)

20-2803889
(I.R.S. Employer
Identification No.)

6402 CORPORATE DRIVE
INDIANAPOLIS, INDIANA 46278
(Address of principal executive offices)

(317) 532-1374
(Registrant’s Telephone Number,
Including Area Code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events

On May 15, 2013, the Company issued a press release announcing that it has established a record date and a meeting date for a special meeting of its shareholders to, among other things, consider and vote on a proposal to adopt and approve the previously announced proposed Agreement and Plan of Merger by and between CEP, Inc., a Tennessee Corporation (“CEP”), CEP Merger Sub, Inc., a Tennessee corporation and a wholly-owned subsidiary of CEP (“Merger Sub”), and the Company, whereby Merger Sub will merge with and into the Company and the Company (as the Surviving Company) will become a majority-owned subsidiary of CEP.

The Company will hold the special meeting on June 20, 2013 at 10:00 a.m. local time at the Company’s headquarters located at 6402 Corporate Drive, Indianapolis, Indiana 46278. Company shareholders of record as of the close of business on May 8, 2013, the record date for the special meeting, will be entitled to notice of, and to vote at, the special meeting.

Additionally, in the Company’s Form 10-Q for the nine months ended March 31, 2013 filed on May 15, 2013, the Company reported a one-time non-recurring impairment charge of $3.900 during the quarter ended March 31, 2013. This charge is a direct result of the Company’s majority shareholder (the “Fortune Estate”) entering into an off-balance sheet arrangement through the expected execution of a forbearance agreement (Forbearance Agreement) with a bank as disclosed in previous filings. The impairment charge reduces the Company’s goodwill from its previous value of $12.4 million to its anticipated balance of $8.5 million after the expected merger arrangement with CEP. Under the terms of the expected Forbearance Agreement, the bank has agreed to release its interest in 100% of the Fortune Estate’s 296,180 shares of the Company’s Series C Preferred Stock and 7,344,687 shares of the Company’s Common Stock upon consummation of the proposed merger agreement with CEP. The merger is anticipated to close on or before July 1, 2013.

A copy of the press release issued by the Company with respect to the events described above is filed as Exhibit 99.1 to this report and is incorporated by reference in this Item 8.01.

Additional Information and Where to Find It

This Current Report on Form 8-K is not a request for or a solicitation of a proxy or an offer to acquire any shares of common stock of the Company. In connection with the proposed transaction with CEP, the Company has filed with the Securities and Exchange Commission (the “SEC”) on May 9, 2013 a Definitive Proxy Statement on Form 14A, (the “Proxy Statement”) for its special meeting of shareholders. The Company expects to mail the Proxy Statement to the Company’s shareholders on or about May 16, 2013. Shareholders of the Company are urged to read the Proxy Statement and all other relevant documents filed with the SEC (as well as any amendments and/or supplements to those documents), as they will contain important information about the proposed merger transaction and the parties to the merger.

The Company’s shareholders will be able to obtain these documents (when available) free of charge at the SEC’s web site, http://www.sec.gov. In addition, they may obtain free copies of these by contacting the Company by mail addressed to 6402 Corporate Drive, Indianapolis, Indiana 46278, Attention: Secretary or via electronic mail to chill@ffi.net.

Forward-looking Statements

Statements in this Current Report on Form 8-K and the exhibits filed herewith may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "estimate," "potential," or future/conditional verbs such as "will," "should," and "could" or the negative of those terms or other variations of them or by comparable terminology. The absence of such terms, however, does not mean that the statement is not forward-looking. Any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences, include, but are not limited to, the risks and uncertainties that are discussed under the heading "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" within the Company's Form 10-K for the year ended June 30, 2012. The Company undertakes no obligation to publicly update or revise any forward- looking statements, whether as a result of new information, future events or otherwise. Readers should carefully review the risk factors disclosed within the Company's Form 10-K and other documents filed by the Company with the Securities and Exchange Commission.

ITEM 9.01. Financial Statements and Exhibits

99.1 – Press release dated May 15, 2013.

Signatures.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FORTUNE INDUSTRIES, INC.

Date: May 15, 2013	By:	/s/ Tena Mayberry
Tena Mayberry Chief Executive Officer